UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

TELOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 9, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Telos Corporation, a Maryland corporation (the “Company”), will be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on November 9, 2005 at 9:30 a.m., Eastern Standard Time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect seven Class A/B Directors and two Class D Directors of the Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 21, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Registered stockholders who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of Telos Corporation’s 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) that is held by a bank, broker or other nominee will be required to provide adequate proof of ownership. In addition, due to the security requirements of the corporate facility, all participants will be required to provide personal identification for admission to the annual meeting.

By order of the Board of Directors

Therese K. Hathaway
Corporate Secretary

Ashburn, Virginia

October 11, 2005

To be mailed to stockholders on or about October 14, 2005

TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2005

Proxy Solicitation by the Board of Directors

     This Proxy Statement is furnished by Telos Corporation, a Maryland corporation (“Telos” or the “Company”), formerly known as C3, Inc., to the holders of the Company’s Class A and Class B Common Stock (“Common Stock”) and 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) in connection with the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147-2358 on November 9, 2005 at 9:30 a.m., Eastern Standard Time, or any adjournment of it, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting Notice”).

     The entire cost of soliciting these proxies will be borne by the Company. In a follow-up to the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and reimbursement will be provided for any expenses incurred in so doing. If necessary, the Company may also request its employees to solicit proxies from the shareholders personally or by telephone. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company would pay usual and customary fees.

     This Proxy Statement is being mailed to holders of the Common Stock and the Public Preferred Stock on or about October 14, 2005 together with a Proxy Card, the Annual Meeting Notice and the Company’s 2004 Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     Beneficial owners who hold Public Preferred Stock through a broker, bank or other nominee will receive instructions from such representative or custodian that must be followed in order to have such beneficial owner’s shares of Public Preferred Stock voted. Stockholders who own Common Stock or hold certificates of Public Preferred Stock in such stockholders own name as a holder of record, may vote by signing, dating and mailing the proxy card in the postage paid envelope provided. Stockholders may come to the meeting and vote their shares in person.

Nominations

     The Company has received nominations for election as Class A/B Common Directors for John B. Wood, David Borland, Norman P. Byers, Dr. Fred C. Ikle, Robert J. Marino, Ambassador Langhorne A. Motley, and Bruce J. Stewart and nominations for election as Class D Directors for Geoffrey B. Baker and Malcolm M.B. Sterrett.

     The Board of Directors of Telos recommends the election of John B. Wood, David Borland, Norman P. Byers, Dr. Fred C. Ikle, Robert J. Marino, Ambassador Langhorne A. Motley, and Bruce J. Stewart as Class A/B Common Directors; and Geoffrey B. Baker and Malcolm M.B. Sterrett as Class D Directors and solicits proxies for their election.

Voting Procedures

     The record date for determining the stockholders entitled to vote at the Annual Meeting is September 21, 2005 (“Record Date”). As of September 21, 2005, there were 21,171,202 shares of Class A Common Stock; 4,037,628 shares of Class B Common Stock; and 3,185,586 shares of Public Preferred Stock outstanding. The purpose of the Annual Meeting is to allow the holders of the Class A and Class B Common Stock to elect seven Class A/B Common Directors and to vote on any other issue before the meeting; and to allow the holders of Public Preferred Stock to elect two Class D Directors. Each share of Class A and Class B Common Stock is entitled to one vote on the election of Class A/B Common Directors and may be voted for as many individuals as there are Class A/B Common Directors to be elected, and one vote for each issue to be decided. Each share of Public Preferred Stock is entitled to one vote on the election of Class D Directors and may be voted for as many individuals as there are Class D Directors to be elected. Holders of Public Preferred Stock are not entitled to vote at the Annual Meeting on the election of any directors other than Class D Directors, or on any other issue before the annual meeting. Holders of classes of stock of the Company other than Public Preferred stock do not have any right to vote for the election of Class D Directors. Cumulative voting is not permitted. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

     Each stockholder may vote by signing, dating and returning his/her proxy card in the enclosed pre-addressed envelope or by attending the Annual Meeting. Any street name stockholder entitled to vote at the annual meeting in person will be required to obtain a proxy from the record holder. Registered stockholders who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of Telos Corporation’s Public Preferred Stock that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, due to the security requirements of the corporate facility, personal identification will be required for admission to the annual meeting.

     A stockholder who has provided a proxy may revoke it at any time before such shares are voted at the meeting by executing a later-dated proxy, by voting the ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections. The proxy tabulating agent will record each vote according to the latest instructions received from the respective stockholder.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the security ownership of the Company’s directors and executive officers named in the Executive Compensation table and those persons believed by the Company to be beneficial owners of more than 5% of the Company’s Class A Common Stock, Class B Common Stock and Public Preferred Stock at August 31, 2005.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 31, 2005	Percent of Class

Class A Common Stock	John R.C. Porter 34 Rue Concorde 1050 Brussels Belgium	15,801,802 shares	74.64%

Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	17.28%

Class B Common Stock	Graphite Enterprise Trust PLC Berkley Square House, 4thFloor London W1J 6BQ England	1,681,960 shares (A)	41.66%

Class B Common Stock	Graphite Enterprise Trust LP Berkley Square House, 4th Floor London W1J 6BQ England	420,490 shares (A)	10.41%

Class B Common Stock	Hare & Company c/o Bank of New York P.O. Box 11203 New York, NY 10249	1,186,720 shares	29.39%

Class B Common Stock	Cudd & Company c/o Chase Manhattan Bank Corporate Actions Department Four New York Plaza, 11th Floor New York, NY 10004	669,888 shares	16.59%

Class A Common Stock	John B. Wood	2,965,626 shares (B)	12.31%
Class A Common Stock	Robert J. Marino	989,018 shares (B)	4.47%
Class A Common Stock	Michael P. Flaherty	335,174 shares (B)	1.56%
Class A Common Stock	Edward L. Williams	601,575 shares (B)	2.78%
Class A Common Stock	John M. McDuffie	100,000 shares (B)	0.47%
Class A Common Stock	Geoffrey Baker	16,000 shares (C)	0.08%
Class A Common Stock	David Borland	8,000 shares (C)	0.04%
Class A Common Stock	Norman P. Byers	18,000 shares (C)	0.08%
Class A Common Stock	Fred C. Ikle	18,000 shares (C)	0.08%
Class A Common Stock	Langhorne A. Motley	12,000 shares (C)	0.06%
Class A Common Stock	Malcolm M.B. Sterrett	16,000 shares (C)	0.08%
Class A Common Stock	All officers and directors	5,205,372 shares (D)	19.90%
	As a group (13 persons)

12% Cumulative Exchangeable Redeemable Preferred Stock	Value Partners, Ltd. Ewing & Partners Timothy G. Ewing 4514 Cole Avenue, Suite 808 Dallas, TX 75205	501,317 shares (E)	15.74%

12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Channel Partnership II, L.P. Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 New York, NY 10123	373,500 shares (F)	11.72%

12% Cumulative Exchangeable Redeemable Preferred Stock	Athena Capital Management, Inc. Minerva Group, LP David P. Cohen 4 Tower Bridge #222 200 Barr Harbor Drive West Conshohocken, PA 19428	163,072 shares (G)	5.12%

12% Cumulative Exchangeable Redeemable Preferred Stock	Victor Morgenstern Faye Morgenstern Judd Morgenstern Morningstar Trust - Faye Morgenstern Trustee c/o Harris Associates, LP Two North LaSalle Street, Suite 500 Chicago, IL 60602	182,000 (H)	5.71%

12% Cumulative Exchangeable Redeemable Preferred Stock	Costa Brava Partnership III, LP Roark, Rearden & Hamot, LLC Seth W. Hamot White Bay Capital Management, LLC Andrew R. Siegel 237 Park Avenue, Suite 800 New York, NY 10017	521,287 (I)	16.36%

(A)	Graphite Enterprise Trust PLC and Graphite Enterprise Trust LP did not provide the Company with the addresses of the respective beneficial owners.

(B)	Messrs. Wood, Marino and Williams hold 8,392; 2,052; and 70,976 shares of the Company's Class A Common Stock, respectively. In addition, the common stock holdings of Messrs. Wood, Marino, Flaherty, and Williams include 39,244; 25,066; 5,174; and 30,599 shares of the Company's Class A Common Stock, respectively, held for their beneficial interest by the Telos Corporation Savings Plan. Messrs. Wood, Marino, Flaherty, Williams and McDuffie hold options to acquire 2,917,990; 961,900; 330,000; 500,000; and 100,000 shares of the Company's Class A Common Stock, respectively, in addition to their current common stock holdings. These shares are purchasable upon exercise of the options and are exercisable within 60 days of August 31, 2005.

(C)	These holdings are comprised of vested options.

(D)	The common stock holdings of the Company's officers and directors as a group include 81,420 shares of the Company's Class A Common Stock; 135,062 shares of the Company's Class A Common Stock held for their beneficial interest by the Telos Corporation Savings Plan, and, under the Company’s stock option plan and certain stock option agreements, options to acquire 4,988,890 shares of Class A Common Stock exercisable within 60 days of August 31, 2005.

(E)	Value Partners Ltd. (“VP”), Ewing & Partners (“E&P”), and Timothy G. Ewing have filed a joint Schedule 13D under which they disclosed that they may act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it might be deemed to beneficially own the aggregate of 501,317 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, VP has the sole power to vote or direct the vote and the sole power to dispose and to direct the disposition of, and E&P and Timothy G. Ewing have the shared power to vote or direct the vote and the shared power to dispose and to direct the disposition of 501,317 shares.

(F)	Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value L.P. I (“WPSCVI”), Channel Partnership II, L.P. (“CP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Mr. Nelson Obus and Mr. Joshua H. Landes have filed a joint Schedule 13D under which they disclosed that they may be deemed to act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act and that such group might be deemed to beneficially own the aggregate of 373,500 shares of the Public Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, WCM is the sole general partner of WPSCV and WPSCVI and has the sole power to direct the voting and disposition of the shares beneficially owned by WPSCV and WPSCVI. Messrs. Obus and Landes are the co-managing members of WCM and each share with the other the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of WSCVOF and has the sole power to direct the voting and disposition of the shares that WSCVOF beneficially owns. Messrs. Obus and Landes are executive officers of WCI and each shares with the other the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own. Mr. Obus is the general partner of CP and has the sole power to direct the voting and disposition of the shares beneficially owned by CP. WPSCV has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 131,800 shares. WSCVOF has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares. WPSCVI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 142,800 shares. CP has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares. Mr. Obus has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 13,500 shares, and shared power to vote or direct the vote and the sole power to dispose or direct the disposition of 360,000 shares. Mr. Landes has shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 360,000 shares. WCM has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 274,600 shares. WCI has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 85,400 shares.

(G)	Athena Capital Management, Inc. (“ACM”), Minerva Group, LP (“MG”), and Mr. David Cohen have filed a joint Schedule 13G pursuant to which ACM has the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 111,429 shares; MG and Mr. Cohen have the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 44,210 and 7,433 shares, respectively.

(H)	Victor Morgenstern (“VM”), Faye Morgenstern (“FM”), Judd Morgenstern (“JM”) and Morningstar Trust - Faye Morgenstern Trustee (“MT”) have filed a joint Schedule 13D in which VM has the sole power to vote and dispose of 50,000 shares, and the shared power to dispose of 132,000 shares; FM has the sole power to vote or direct the vote of 17,000 shares and shared power to dispose or direct the disposition of 92,000 shares; JM has the sole power to vote or direct the vote of 40,000 shares and shared power to dispose or direct the disposition of 115,000 shares; MT has the sole power to vote or direct the vote of and shared power to dispose or direct the disposition of 75,000 shares.

(I)	Costa Brava Partnership III, LP (“CBP”), Roark, Rearden & Hamot, LLC (“RRH”), White Bay Capital Management, LLC (“WBCM”). Mr. Seth W. Hamot and Mr. Andrew R. Siegel have filed a joint Schedule 13D in which CBP has the sole power to vote or to direct the vote and to dispose or direct the disposition of 506,811 shares; RRH, WBCM and Mr. Hamot have the shared power to vote or to direct the vote and dispose or direct the disposition of 506,811 shares; Mr. Siegel has the sole power to vote or direct the vote and to dispose or direct the disposition of 14,476 shares, and the shared power to vote and dispose or direct the vote or disposition of 506,811 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1933 requires executive officers and directors to file reports of changes in ownership of the Company’s registered equity securities with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to the Company and written representation from the Company’s executive officers and directors, the Company believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2005.

Biographical Information of Directors and Executive Officers

     The following is certain biographical information concerning the directors and executive officers of the Company. The term of each of the directors to be elected at the Annual Meeting continues until the next annual meeting of stockholders and until his successor is elected and qualified, except that the directorships held by the Class D Directors will terminate whenever all accumulated dividends on the Public Preferred Stock have been paid.

John B. Wood, President, Chief Executive Officer, Chairman of the Board and Director

     Mr. Wood (age 42) joined the Company in 1992 as Executive Vice President and Chief Operating Officer (“COO”) and in 1994 was named President and Chief Executive Officer (“CEO”). In March 2000 he was appointed to the newly created position of Executive Chairman of the Board, which he held until he became Chairman of the Board subsequent to a restructuring of the Board of Directors in 2002. In January 2003, Mr. Wood resumed the positions of President and CEO. Mr. Wood has also served as Chairman and CEO of Enterworks, Inc., an affiliate of the Company, since January 1996. Prior to joining the Company, Mr. Wood worked on Wall Street for Dean Witter Reynolds, UBS Securities, and his own boutique investment bank. Mr. Wood graduated from Georgetown University where he earned a Bachelor of Science in Business Administration in finance and computer science. Mr. Wood also serves on two private company boards and two foundation boards.

Geoffrey B. Baker, Class D Director

     Mr. Baker (age 55) was appointed to the Company’s Board of Directors as a Class D Director in November 2001. Mr. Baker is a private investor and since 1983 has been a partner in Baker & Donaldson, a private investment firm, as well as serving on various corporate and civic boards. A graduate of Stanford University and Georgetown University Law Center, Mr. Baker previously served as Legislative Director to U.S. Senator Lowell P. Weicker, Jr., and as Professional Staff Member on the U.S. Senate Committee on Commerce, Science and Transportation.

David Borland, Director

     Mr. Borland (age 57) was elected to the Board of Directors in March 2004 after retiring as Deputy Chief Information Officer (“CIO”) of the U.S. Army with more than 30 years of experience in the Federal government. Mr. Borland’s career Army experience also includes serving as Vice Director of Information Systems for Command, Control, Communications, and Computers (“DISC4”); Director of the Information Systems Selection and Acquisition Agency (“ISSAA”); and numerous other positions. From 1966 through 1970, Mr. Borland served in the U.S. Air Force. Mr. Borland has received numerous awards, including the Meritorious Presidential Rank Award for Senior Executive Service Members (1996) and the Distinguished Presidential Rank Award (2000). He has been named Federal Computer Week Fed 100 four times and Government Computer News Department of Defense Executive of the Year in November 2000.

Norman P. Byers, Director

     Mr. Byers (age 58) was elected to the Board of Directors in January 1994. He is Vice President and General Manager of Foxhunt Incorporated, a provider of contract and long-term technical staffing and executive recruiting services in McLean, Virginia. Previously, Mr. Byers was President and CEO of Virginia-based Classwise, Incorporated, a distance learning internet service provider. Prior to his work at Classwise, Mr. Byers was COO of The Carpe Diem Group, President of Telos International Corporation,

and managing partner of International Strategies Limited. From 1968 until his retirement in 1989, Mr. Byers served in a variety of operational and staff positions in the U.S. Air Force.

Dr. Fred Charles Ikle, Director

     Dr. Ikle (age 80) was elected to the Company's Board of Directors in January 1994 and Chairman of the Board in January 1995. Dr. Ikle resigned from his position as Chairman of the Board on March 26, 2002. Dr. Ikle is currently serving as Chairman of Conservation Management Corporation and is a member of the Defense Policy Board of the Secretary of Defense. Dr. Ikle is on the Board of Governors of the Smith Richardson Foundation and is a Distinguished Scholar at the Center for Strategic & International Studies. From 1981 to 1988, Dr. Ikle served as Under Secretary of Defense for Policy.

Robert J. Marino, Director and Executive Vice President Special Projects

     Mr. Marino (age 68) joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. In January 1994, Mr. Marino was appointed to President of Telos Systems Integration, and in January 1998, he was appointed to Chief Sales and Marketing Officer. Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Marino was elected to the Board of Directors in June 2004 at which time he was also appointed Executive Vice President Special Projects and stepped down as Executive Vice President and Chief Sales and Marketing Officer.

Ambassador Langhorne A. Motley, Director

     Ambassador Langhorne A. Motley (age 67) was elected to the Company’s Board of Directors in January 2003. Since 1985, Ambassador Motley has headed two successive international trade consulting firms that serve U.S. companies in pursuing their international business goals. Additionally, Ambassador Motley has co-chaired the Department of State’s ambassadorial seminars and is a frequent lecturer for programs in the Department of State, Department of Defense, and other foreign affairs agencies. Ambassador Motley was previously the U.S. Ambassador to Brazil from 1981 until 1983 and the Assistant Secretary of State for Inter-American Affairs from 1983 to July of 1985. Ambassador Motley also serves on the Board of Directors of Junior Achievement International, and the American Academy of Diplomacy.

Malcolm M. B. Sterrett, Class D Director

     Mr. Sterrett (age 63) is a private investor and was elected to the Company’s Board of Directors as Class D Director in July 1998. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz in Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988 he was a Commissioner on the U.S. Interstate Commerce Commission (“ICC”). Prior to his service with the ICC, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Sterrett is also a member of the Board of Directors of Trans World Corporation.

Bruce J. Stewart, Director

     Mr. Stewart, (age 41) was elected to the Company’s Board of Directors in October 2005. Mr. Stewart is currently a Vice President with Yahoo, Inc. focusing on strategic and business development activities for the Yahoo! Connected Life group. Until August 2005, Mr. Stewart was a Senior Vice President with America Online where he was most recently responsible for strategic and business development activities with AOL’s Access Group. Prior to joining AOL in early 2003, Mr. Stewart served as Executive Vice President and Managing Director of both Exodus Europe and Exodus Asia Pacific for Exodus Communications, Inc. and as Executive Vice President of International and Corporate Development for Globalcenter, Inc., a subsidiary of Global Crossing, Inc. From January 1993 to January 2000, Mr. Stewart served as Partner, Vice President, General Counsel and Executive Director of Communications with InterMedia Partners, and from early 1991 to January 1993 as legal counsel for Scholastic Productions, Inc. Mr. Stewart holds a J.D. from Case Western Reserve University Law School and is active in several industry and non-profit organizations.

Michael P. Flaherty, Executive Vice President, General Counsel and Chief Administrative Officer

     Mr. Flaherty (age 60) was appointed Executive Vice President, General Counsel and Chief Administrative Officer in January 2001. Prior to joining the Company, Mr. Flaherty was of counsel in the law firm of O’Donnell & Shaeffer, LLC and principal stockholder and CEO of First Continental Group, Inc. Mr. Flaherty has extensive experience in all aspects of civil litigation, serving as lead trial counsel for major corporations. Mr. Flaherty has also served as General Counsel of the U.S. House of Representatives Committee on Banking, Finance and Urban Affairs and Counsel to the Speaker of the House of Representatives. Additionally, Mr. Flaherty is the past chairman of the Executive Committee of the Federal Bar Association’s Banking Law Committee.

Lt. Gen. (ret.) John M. McDuffie, Executive Vice President and Chief Marketing Officer

     Mr. McDuffie (age 57) joined the Company in July 2004 as Executive Vice President. Prior to joining the Company, Mr. McDuffie was president and general manager of the Information Systems Group, a $500 million strategic business unit of Anteon Corporation from December 2001 to June 2004. In that capacity, he led Anteon’s Department of Defense (DoD) support in the areas of Command and Control, Intelligence, Combat Training Centers, Simulation and Training, Logistics Information Technology Systems, and Medical. Prior to his service with Anteon, Mr. McDuffie spent 31 years in the military, retiring in 2001 as a lieutenant general in the U.S. Army. His service included three years as director for logistics (J-4) of the Joint Chiefs of Staff, where he was the principal advisor to the chairman of the Joint Chiefs of Staff on all critical logistics, engineering, and medical issues and programs impacting the DoD.

Edward L. Williams, Executive Vice President and COO

     Mr. Williams (age 44) joined the company in 1993 as a Senior Vice President responsible for finance, pricing, purchasing, and Defense Contract Audit Agency compliance. In 1994, his responsibilities were expanded to include accounting and business development. In 1996, Mr. Williams was appointed to manage the Company’s networking business unit. In 2000, his responsibilities were expanded to include management of the Company’s operations. Mr. Williams was named Executive Vice President and COO in 2003. In October 2003, Mr. Williams was appointed to serve as Interim CFO. Prior to joining Telos Corporation, Mr. Williams was the CFO for Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Williams has a Bachelor of Science in Finance from the University of Maryland.

Richard P. Tracy, Senior Vice President and Chief Security Officer

     Mr. Tracy (age 43) was appointed Chief Security Officer in February 2004. He joined the Company in October 1986 and held a number of management positions within the Company’s New Jersey operation. In February 1996, Mr. Tracy started the Company’s information security consulting practice. In February 2000, Mr. Tracy was selected to manage Xacta Corporation’s operations and promoted to Senior Vice President for Operations. He is identified as the chief inventor on all of Xacta’s patent applications.

Michele Nakazawa, Senior Vice President and Chief Financial Officer (“CFO”)

     Ms. Nakazawa (age 47) joined the Company in March 2004 as Vice President and Controller. In January 2005, Ms. Nakazawa was promoted to Senior Vice President and appointed to serve as CFO. Ms. Nakazawa has over 20 years experience in finance and accounting. Prior to joining the Company, she held various positions, including CFO of Ubizen, Inc., a U.S. subsidiary of a publicly-held Belgian company, from 1999 to 2003; Controller and Treasurer of National Security Analysts, Inc. from 1991 to 1997, and financial analyst for Federal Systems Division of IBM, Inc. from 1983 to 1990. Ms. Nakazawa is a Certified Public Accountant and holds a Masters of Science in Accounting from American University and a Bachelor of Arts in Chemistry from Goucher College.

Therese K. Hathaway, Vice President, Corporate Secretary and Corporate Counsel

     Ms. Hathaway (age 50) joined the Company in January 2001 as a Legal Consultant. In January 2002 she was appointed Corporate Counsel and in May 2003 assumed the additional position as Corporate Secretary. Prior to joining the Company, Ms. Hathaway funded and managed Hathaway Communications, specializing in legal translation services for law firms and government agencies, including the Justice Department. Ms. Hathaway has also served as Management Consultant to IDS Corporation, a private firm, and as Law Clerk to the International Trade Policy Counsel of General Electric Company. Ms. Hathaway holds a law degree from the University of Berne/Switzerland and a Master of Comparative Law from George Washington University.

Each of the directors and executive officers of the Company is a United States citizen.

Meetings of the Board of Directors and Committees of the Board of Directors

     During the fiscal year ended December 31, 2004, the Board of Directors held six meetings. As of August 31, 2005, the Board of Directors had four standing committees: the Audit Committee, the Independent Committee, the Management Development and Compensation Committee, and the Nominating and Corporate Governance Committee. Each incumbent Director attended over 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he served.

     The Audit Committee, which consists of independent Directors Motley (Chairman), Borland, Byers, and Sterrett, was established to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and system of internal controls. In 2004, the Audit Committee met 4 times. The Audit Committee members regularly interacted with the Company’s senior management and outside auditors. The Audit Committee continues to review its operations and those of the Company with regard to recently imposed regulatory and accounting requirements, so as to proactively comply with both the spirit and intent of the law, regulations and accounting practices. A copy of the Audit Committee’s charter is attached as Exhibit I to this Proxy Statement.

     The Independent Committee was established in November 2004 to consider any and all proposals and alternatives with respect to the possible recapitalization or restructuring of the Company’s capital stock. The independent committee consists of Directors Ikle (Chairman), Borland and Motley. In the year 2004, the Independent Committee held two meetings.

     The Management Development and Compensation Committee, which consists of Directors Borland (Chairman), Baker and Motley, was established to review and approve the compensation of the Chairman, President and CEO of the Company and to review and approve bonus compensation and stock option plans for the Company. The Management Development and Compensation Committee formally met 4 times during the year 2004 and regularly interacted amongst its members and with senior management regarding all matters of compensation and employee benefits.

     The Management Development and Compensation Committee, as in the case of the Audit Committee, has closely monitored the requirements of the Sarbanes-Oxley Act of 2002 and other corporate governance proposals and has instructed management to adopt and implement compensation practices that comply with both the spirit and the letter of the emerging legal, regulatory and accounting requirements.

     The Nominating and Corporate Governance Committee was established to make recommendations regarding Board nominations and to monitor the implementation of corporate governance rules and regulations. The Nominating and Corporate Governance Committee consists of Directors Byers, Ikle, and Sterrett serving as independent directors pursuant to Rule 4200(a)(15) of the NASD; and Messrs. Marino and Wood (Chairman) who, pursuant to that rule, are not independent. The Nominating and Corporate Governance Committee held 1 formal meeting in 2004. The Nominating and Corporate Governance Committee at this time does not operate under a formal charter, however, Board members are nominated pursuant to the following policy: The Nominating and Corporate Governance Committee identifies potential candidates for first-time nomination as a director by using a variety of sources such as recommendations from the Company’s management, current Board members, stockholders, and contacts in organizations served by the Company. Stockholders may nominate potential candidates by responding to the Notice of Annual Meeting within the time period set forth therein. The Nominating and Corporate Governance Committee then conducts an initial review of the potential candidate’s background, including whether he/she meets the minimum qualifications for Board members; whether the individual would be considered independent under NASD and SEC rules; and whether the individual would meet any additional requirements imposed by law or regulation on members of the Audit and/or Management Development and Compensation Committees of the Board. Among the requirements potential candidates should meet are the following: U.S. citizenship; eligibility for security clearance at top secret level; 10 years of corporate or related business experience, preferably having served on corporate Boards or committees; and familiarity with government contracts, the defense industry, and information technology and security. The evaluation process of a potential candidate’s background will not be treated differently whether or not he/she was nominated by a stockholder.

     If the initial candidate review is satisfactory, the Nominating and Corporate Governance Committee will arrange an introductory meeting with the candidate and the committee’s chairman or the Company’s CEO or with other directors to determine the potential candidate’s interest in serving on the Board. If the candidate is interested in serving on the Board and the Nominating and Corporate Governance Committee recommends further consideration, a comprehensive interview conducted by the

Nominating and Corporate Governance Committee, the CEO, other members of the Board, and in some cases, key Company executives, follows.

     Upon successful conclusion of the review process, the Nominating and Corporate Governance Committee will present the candidate’s name to the Board of Directors for nomination as a director and inclusion in the Company’s Proxy Statement.

     The incumbent directors nominated for election at the 2005 Annual Meeting were nominated by the Board of Directors.

     Audit Committee Report

     The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Codification of Statements on Auditing Standards, AU §380). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board in Independence Standards Board Standard No. 1.

     The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee:

Ambassador Langhorne A. Motley Mr. David Borland Mr. Norman P. Byers Mr. Malcolm M.B. Sterrett

Management Development and Compensation Committee Report

     The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

     The Compensation Committee believes that long-term corporate performance is enhanced by aligning the goals of the Company’s key employees, including its executive officers, with the financial interests of the Company. Performance-based incentive pay programs, applied in a balanced and cost-effective manner and closely tied to company-wide, business unit and/or individual performance of predetermined financial and operating goals, can be a powerful and effective tool to advance the business interests of the corporation.

     Compensation for the company’s key employees consists of three principal components: base salary, short-term incentive compensation; and long-term compensation. The short-term incentive compensation programs are cash-based and generally tied to the annual financial performance of the Company or the key employee’s business unit, principally based upon profits. The long-term incentive compensation program is tied to the value of the Company’s stock through stock options. The Company encourages its executives to own stock of the Company and the long-term incentive compensation is designed in part to promote such objective.

     The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility and accountability within the Company. Base salaries are generally established at levels sufficient to attract and retain an effective management team when considered in combination with the performance-based components of the program.

     The principal short-term incentive for key employees is the performance-based cash bonus paid subsequent to fiscal year end. For the Chief Executive Officer and most other senior executive officers, these awards are made based upon annually budgeted orders, revenue, operating profit, and cash flow, and utilize the performance metrics set by the Committee as described below. The performance metrics are weighted, with most emphasis given to profit and cash flow. Performance is measured against the budgeted metrics and a separate score is assigned to each metric. The weighting is then applied to each score and the results summed up and applied as a percentage against the budgeted bonus pool. There is a minimum acceptable score of 70 percent.

     Bonus awards for the Company’s remaining executive officers are based primarily on individual performance, as evaluated by the Chief Executive Officer and reviewed by the committee, with consideration given to the Company’s financial performance measured principally in terms of its profits.

     Long-term incentives are provided in the form of stock options, awarded from time to time under the Company’s shareholder-approved stock option plans. The Committee determines the amount and terms of stock option grants based on a number of factors. In evaluating management’s recommendations for the recipients and size of stock option awards, the Committee considers the level of incentive already provided by the size and status of prior grants and a subjective evaluation of the employee’s potential contribution to the Company’s future success. During fiscal year 2004, 40 eligible employees were awarded stock options to acquire a total of 2,560,500 shares of the Company’s Common Stock and 1,897,000 shares of Common Stock of Xacta Corporation.

Other Components of Executive Compensation

     In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that the perquisites are reasonable and consistent with the overall executive compensation program. The perquisites may include such personal benefits as health club memberships of up to $1,200 per year, executive life insurance of up to $8,000 per year, and automobile-related expenses of up to $12,000 per year.

CEO Compensation

     The Compensation Committee determined the compensation of John B. Wood, Chairman of the Board and Chief Executive Officer of the Company, for fiscal 2004 in accordance with the guidelines described above. The Committee determined that Mr. Wood’s base salary for fiscal 2004 would remain unchanged from the prior year, as any increase in compensation should be performance-based. The cash bonus paid to the CEO increased to $750,000, based on the Committee’s approved performance metrics described above.

     Submitted by the Management Development and Compensation Committee:

David Borland Geoffrey B. Baker Ambassador L.A. Motley

Management Development and Compensation Committee Interlocks and Insider Participation

     The Management Development and Compensation Committee is comprised exclusively of outside directors. The Management Development and Compensation Committee members are Directors Borland, Baker and Motley. None of these individuals was an officer or employee of the Company at any time during the 2004 fiscal year. No executive officer of the Company served on the board of directors or compensation committee of another entity, or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Certain Relationships and Related Transactions

     Information concerning certain relationships and related transactions between the Company and certain of its current and former officers and directors is set forth below.

     Mr. John R.C. Porter, the owner of a majority of the Company's Class A Common Stock, has a consulting agreement with the Company whereby he is compensated for consulting services provided to the Company in the areas of marketing, product development, strategic planning and finance as requested by the Company. Mr. Porter was paid $260,000 by the Company in 2004, 2003, and 2002 pursuant to his agreement, which amounts were determined by negotiation between the Company and Mr. Porter.

     Mr. David S. Aldrich, former President and Chief Executive Officer of the Company, entered into an agreement with the Company whereby Mr. Aldrich served as an advisor to the Company from December 31, 2002 through March 31, 2005. In return, Mr. Aldrich was paid $350,000 per annum from December 31, 2002 through March 31, 2005.

     Mr. William L.P. Brownley, former Vice President and General Counsel of the Company, entered into an agreement with the Company whereby he was serving in an “of counsel” capacity to the Company from December 31, 2000 through March 31, 2003. In return, Mr. Brownley was paid $220,000 per annum from January 1, 2001 through March 31, 2003.

     Mr. Lorenzo Tellez, former Vice President, Treasurer, and Chief Financial Officer of the Company, entered into a settlement agreement with the Company to resolve a dispute on Mr. Tellez’s employment contract with the Company. The Company paid Mr. Tellez the equivalent of 24 months of severance in installments during 2001. Mr. Tellez’s payment of salary and fringe benefits amounted to approximately $243,000 per annum. The Company completed its payments of the salary portion of the contract to Mr. Tellez in December 2001. In March 2003, pursuant to the final settlement of arbitration proceedings, the Company paid Mr. Tellez a bonus of $96,000 and legal fees in the amount of $53,000.

Executive Compensation

     The following table shows for the years ended December 31, 2004, 2003 and 2002, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other most highly compensated executive officers of the Company in fiscal year 2004.

		Annual Compensation				Long-Term Compensation

						Awards			Payouts

Name and Principal Position	Year	Salary(8)		Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Under-Lying Options/ SARs (1)		LTIP Payouts	All Other Compensation (4)

John B. Wood	2004	$374,215	(7)	$750,000	--	--	$1,000,000	(2)	--	$10,729
(Chairman, President and CEO)	2003	$345,969	(7)	$380,000	--	--	--		--	$10,201
	2002	$335,873	(7)	$100,000	--	--	$10,000	(3)	--	$12,182	(5)

Michael P. Flaherty	2004	$328,964		$410,000	--	--	$450,000	(2)	--	$13,975
(Exec. V.P., General Counsel and CAO)	2003	$300,019		$250,000	--	--	--		--	$12,715
	2002	$300,019		$200,000	--	--	--		--	$12,715

Robert J. Marino	2004	$254,189		$245,000	--	--	$450,000	(2)	--	$14,135
(Exec. V. P.- Special Projects)	2003	$227,094		$239,659	--	--	--		--	$13,635
	2002	$227,094		$15,000	--	--	--		--	$110,039	(6)

Edward L. Williams	2004	$276,533		$420,000	--	--	$450,000	(2)	--	$7,445
(Exec. V.P. and COO)	2003	$227,136		$250,000	--	--	--		--	$6,938
	2002	$226,200		$136,000	--	--	--		--	$6,445

John M. McDuffie	2004	$117,242		$250,000	--	--	$450,000	(2)	--	--
(Exec. V. P. and Chief Marketing Officer)	2003	--		--	--	--	--		--	--
	2002	--		--	--	--	--		--	--

(1)	There are no restricted stock awards or payouts pursuant to long-term investment plans.

(2)	Options granted in 2004 are in Company and Xacta common stock.

(3)	Options granted in 2002 are in the Company’s Class A common stock.

(4)	Represents Company contributions made on behalf of the executive officers to the Telos Shared Savings Plan, and life insurance premiums paid by the Company for the benefit of the executives.

(5)	Included in this amount is $2,500 for director’s fees paid.

(6)	Included in this amount is cash surrender value payment from life insurance policy.

(7)	The Company and its affiliate, Enterworks, Inc., have an agreement whereby Enterworks, Inc. reimbursed the Company for $80,000 for 2004, $108,000 for 2003, and $250,000 for 2002, of Mr. Wood's annual salary.

(8)	Salary includes base salary, health club membership and automobile expense reimbursement, as well as an additional payment due to a payroll cycle change and vacation cash-out offered to all employees in 2004.

     The following table shows, as to the individuals named in the Summary Compensation table, the number of shares acquired during such period through the exercise of options, and the number of shares subject to and value of all unexercised options held as of December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs At FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End (1) Exercisable/ Unexercisable

John B. Wood
(Chairman, President and CEO)	--	--	3,266,740/911,250	$0 / $0

Michael P. Flaherty
(Exec. V.P., General Counsel and CAO)	--	--	467,500 / 412,500	$0 / $0

Robert J. Marino
(Exec. V. P. - Special Projects)	--	--	1,031,900 /408,000	$0 / $0

Edward L. Williams
(Exec. V. P. and COO)	--	--	570,000 / 408,000	$0 / $0

John M. McDuffie
(Exec. V. P. and Chief Marketing Officer)	--	--	50,000 / 400,000	$0 / $0

(1)	These aggregate values include values for exercisable options to purchase the Class A Common Stock of the Company. These values are based upon an estimated fair market value at December 31, 2004 of $.60 per share for the Company's Class A Common Stock. These values were derived from valuations performed by an independent third party for the trustees of the Telos Shared Savings Plan, a defined contribution employee savings plan in which substantially all full-time employees are eligible to participate.

Compensation of Directors

     During the fiscal year ended December 31, 2004, outside directors Mr. Baker, Mr. Borland, Mr. Byers, Dr. Ikle, Ambassador Motley, and Mr. Sterrett were paid $32,000, $30,000, $42,000, $32,000, $34,000, and $34,000 respectively for their services as directors. In addition, Mr. Byers received an additional $5,000 for his services as chairman of the Proxy Board pursuant to the 1994 proxy agreement between the Company, the Defense Security Service, and Mr. John R.C. Porter.

     Effective January 2005, the Board of Directors adopted a new structure for the annual compensation of the Board members which provides for the following: for non-employee directors, a basic fee of $6,250 per quarter and $1,250 for each Board meeting attended, for a maximum of four meetings per year; $1,250 per quarter for the chairman of the Audit Committee, Management Development and Compensation Committee, and the Proxy Board, respectively; $500 per quarter for each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee, respectively; $10,000 per quarter to each member of the newly created Independent Committee while the committee remains in existence.

Employment Contracts

     As of December 31, 2004, the Company was a party to employment agreements with each of its named executive officers. Each employment agreement is for a one-year term and provides, respectively, for payment to Mr. Wood and Mr. Marino of the equivalent of 24 months of salary and for payment to Mr. Flaherty, Mr. McDuffie and Mr. Williams of the equivalent of 18 months salary, immediate vesting of the unvested portion of any outstanding stock options and continued payment of certain benefits for the relevant period of the agreement, if the named executive officer is terminated without cause, or, in the case of Messrs. Flaherty, McDuffie, and Williams, due to disability or death, during the term of the agreement.

     In addition to the base salary, the executives are eligible for a discretionary bonus and the grant of stock options under the employment agreements. The amount of any such discretionary bonus and the grant of any such stock options are subject to, depending on the individual, the review and/or approval of the Management Development and Compensation Committee and its report to and approval by the Board of Directors.

     Each year, the Company renegotiates it employment contracts as part of the yearly review process. Accordingly in 2005, the Company expects to review the contracts described above. In addition, strategic hires or promotions may increase the number of executives who have employment contracts.

Disclosure of Relationship with Independent Accountants

     PricewaterhouseCoopers LLP served as the principal independent registered public accounting firm for the Company from the fiscal year ended December 31, 1997 to the quarter ended March 31, 2004. Goodman & Company has served as the principal independent registered public accounting firm since the quarter ended June 30, 2004. The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Goodman & Company to audit the consolidated financial statements of the Company for fiscal year 2005.

     As of July 30, 2004, the Company has engaged Goodman & Company, LLP as its new independent accountants. Goodman & Company LLP replaces PricewaterhouseCoopers LLP, which served as the principal accountant for the Company since the fiscal year ended December 31, 1997. As set forth in the Form 8-K filed by the Company on July 2, 2004, in connection with its audits for the two most recent fiscal years and through June 25, 2004, the Company is unaware of any disagreements with PricewaterhouseCoopers LLP on matters of accounting principles or practices, financial statement disclosures or auditing scope or disagreements, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. In addition, such report did not contain an adverse opinion or disclaimer of an opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In conjunction with the Company’s Form 8-K filed on July 2, 2004, PriceWaterhouseCoopers LLP furnished a letter to the SEC confirming that they agreed with such statements made by the Company concerning their firm. The decision to change accountants was recommended and approved by the Audit Committee and the Board of Directors.

     The text of the Form 8-K filed by the Company on August 4, 2004 in connection with the engagement of Goodman & Company, LLP as its new independent accountants is set forth below:

Item 4. Changes in Registrant’s Certifying Accountants
(b) New Independent Accountants
(i) Based on the recommendation of the Audit Committee, the Registrant has engaged Goodman & Company, LLP, as its new independent accountants as of July 30, 2004. During the two most recent fiscal years and through July 30, 2004, the Registrant has not consulted with Goodman & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Goodman & Company concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP and Goodman & Company for the year ended December 31, 2004 are summarized as follows:

	2004	2003

PricewaterhouseCoopers, LLP:

Audit fees	$55,500	$198,300
Audit-related fees	15,000	16,500
Tax fees	17,815	31,931
All other fees	--	--

Total	$88,315	$246,731

Goodman & Company, LLP:

Audit fees	$157,848	$--
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--

Total	$157,848	$--

     The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the engagement of the independent registered public accounting firm to provide audit, review and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or company structure or from other subsequent events, must be approved in advance by the Audit Committee.

     The Policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services, which are permitted under applicable law, rules and regulations, must be approved in advance by the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable law, rules and regulations.

     All of the services provided under Audit Fees, Audit-related Fees, Tax Fees and All Other Fees were approved by the Audit Committee.

Determination of Auditor Independence

     The Audit Committee has considered and evaluated the provision of non-audit services by Goodman & Company and has determined that the provision of such services was not incompatible with maintaining Goodman & Company’s independence.

     The Company does not expect representatives of the independent accountants to be present at the Annual Meeting.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company on or prior to July 1, 2006 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with the 2006 Annual Meeting.

Other Matters

     Neither the Board of Directors nor management intends to bring any matter for action at the Annual Meeting of Stockholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

TELOS CORPORATION

By:	/S/ Therese K. Hathaway Therese K. Hathaway, Corporate Secretary Ashburn, Virginia

Exhibit I

Telos Corporation

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, or the public, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered subject to the Boards discretion to investigate financial matters brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain auditors for this purpose.

The Board shall review the adequacy of this charter on an annual basis.

Membership

The Committee shall be comprised of not less than two members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the SEC.

Accordingly, all of the member will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to the Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61 (as amended from time to time).

  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 (as amended from time to time); this review will occur prior to the Company’s filing of the Form 10-Q.

  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

  The Committee shall:

    Request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

    Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

    Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS		You are encouraged to specify your choices by marking the appropriate box. This Proxy, when properly executed, is voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the nominees listed to the left. The Proxies cannot vote your shares unless you sign and return the card.

	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
	☐	☐
Nominees:	01 Geoffrey B. Baker 02 Malcolm M.B. Sterrett

INSTRUCTIONS: If vote withheld for only part of the slate, please list the nominee you are NOT in favor of:		I plan to attend the meeting in person	☐

Signature _____________________________ Signature _____________________________ Dated: ________________ , 2005
Please sign name exactly as it appears on stock certificate. When shares held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Therese K. Hathaway (referred to as the “Proxy”) is hereby authorized, with full power of substitution, to represent and vote the stock of the undersigned as specified in this proxy card at the Annual Meeting of Stockholders of Telos Corporation, or at any adjournment or postponement of the meeting, upon such other business as may properly come before the meeting, or at any adjournment or postponement of the meeting. The Annual Meeting of Stockholders of Telos Corporation will be held on Wednesday, November 9, 2005, at 9:30 a.m., Eastern Standard Time, at Telos Corporation’s headquarters, 19886 Ashburn Road, Ashburn, Virginia.

PLEASE DATE AND SIGN ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù